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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-61900 of Stressgen Biotechnologies Corporation on Form S-8 of our report dated January 28, 2003, appearing in this Annual Report on Form 10-K of Stressgen Biotechnologies Corporation for the year ended December 31, 2002.

San Diego, California
February 7, 2003

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  EXHIBIT 23.1